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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this Registration Statement File No. 333-46961.

                                             /s/ Arthur Andersen LLP

                                             Arthur Andersen LLP


Portland, Oregon
October 2, 1998